                                                                   Exhibit 3.10
                                     AMENDED
                                     BY-LAWS
                         AMERICAN GUIDANCE SERVICE, INC.

                                   ARTICLE I.
                                  OFFICE & SEAL

                  SECTION 1. OFFICE. The registered office of the corporation shall be Publisher's Building, Circle Pines, Minnesota, 55014, and the corporation shall have other offices at such places as the Board of Directors may from time to time determine.

                  SECTION 2. SEAL. The corporation seal shall have inscribed thereon the name of the corporation and the words, "Corporate Seal, Minnesota". Said seal may be used by causing it, or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   ARTICLE II.
                              SHAREHOLDERS MEETINGS

                  SECTION 1. PLACE. All meetings of the Shareholders shall be held at the registered office of the corporation in the County of Anoka, Minnesota, and such other places as the Board of Directors may determine except as limited by law.

                  SECTION 2. TIME. A meeting of the Shareholders shall be held at a time to be determined by the Corporation's Board of Directors, when they shall elect by a majority vote a Board of Directors. Except as otherwise provided in the articles, pursuant to provisions of Section 301.06 Subdivision 4 and 12 of Minnesota Statutes 1945, directors other than constituting the first board shall be elected by the Shareholders in accordance with the relative voting granted in the shares of each class by the articles.

                  SECTION 3. ANNUAL MEETINGS. Written notice of the annual meeting shall be mailed at least ten (10) days prior to the meeting to each Shareholder entitled to vote thereat to the last known address of such Shareholder as same appears upon the books of the corporation.

                  SECTION 4. SPECIAL MEETINGS. Written notice of a special meeting of Shareholders, stating the time, place and object thereof, shall be mailed to the last known address of such Shareholder, postage prepaid, at least ten (10) days before such meeting to each Shareholder entitled to vote thereat.

AMENDED BY-LAWS
PAGE 2

                  SECTION 5. QUORUM. The presence at any meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. If, however, such majority shall not be present in person or by proxy, at any meeting of the Shareholders, entitled to vote thereat, those present shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting shares shall be represented. At such adjourned meeting at which the required amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

                  SECTION 6. VOTING. At each meeting of the Shareholders, every Shareholder having the right to vote shall be entitled to vote in person, or by proxy, duly appointed by an instrument in writing subscribed by such shareholder. Upon demand of any Shareholder, the vote for directors, or the vote upon any question before the meeting, shall be by ballot. All elections shall be had and all questions decided by a majority vote, except as otherwise required by statute.

                  SECTION 7. CALL FOR SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose, or purposes, unless otherwise prescribed by statute, shall be called by the President, or shall be called by the President and Secretary at the request in writing of the Shareholders owning not less than one-tenth of the voting power of the Shareholders of the corporation. Such call shall state the purpose or purposes of the proposed meeting.

                  SECTION 8. ORDER FOR BUSINESS. Business transacted at all special meetings shall be confined to purposes stated in the call.

                                  ARTICLE III.
                               BOARD OF DIRECTORS

                  SECTION 1. ELECTION OF DIRECTORS. The management of this corporation shall be vested in a Board of Directors to be chosen at each annual meeting by the shareholders. The Board of Directors shall consist of not less than three (3) nor more than seven (7) persons who need not be shareholders, except that where all of the shares of the Corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than three (3), but not less than the number of shareholders. They shall be elected at the annual meeting

AMENDED BY-LAWS
PAGE 3

of Shareholders, by majority vote and each Director shall be elected to serve for one year or until their successor shall have been elected and qualified. Except as otherwise provided in the articles pursuant to provisions of Section 301.26, Subdivision 4 and 12, of the MINNESOTA STATUTES 1945, directors, other than those constituting the first board, shall be selected by the Shareholders in accordance with the relative voting rights granted to the shares of each class by the articles.

                  SECTION 2. ANNUAL MEETING. The regular annual meetings of the board shall be held without notice at the time and immediately following the adjournment of the annual Shareholders' meeting, for the purpose of election of officers for the ensuing year and to transact such other business as may properly come before it.

                  SECTION 3. REGULAR MEETINGS. Regular meetings of the board shall be held without notice at the registered office or such other place within and without the State of Minnesota and at such times as a majority of the members of the board may from time to time determine.

                  SECTION 4. SPECIAL MEETINGS. Special meetings of the board may be called by the President at any time and shall be called by him whenever requested to do so in writing by any member of the Board. Notice of special meetings may be given to each director personally or by mail or telegram at least five (5) days prior to the meeting. A special meeting may be called without notice to the directors if a full board convenes and all agree to the holding of the meeting at such time and place and waive all rights to notice thereof. Any action which might be taken at a meeting of the Board of Directors may be taken without meeting if done in writing, signed by all the directors.

                  SECTION 5. QUORUM. At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at the meeting at which there is a quorum, shall be the act of the Board of Directors.

                  SECTION 6.  ORDER FOR BUSINESS.  The Board of
Directors may from time to time determine the order of business at their meeting.

AMENDED BY-LAWS
PAGE 4

                                   ARTICLE IV.
                          POWERS OF BOARD OF DIRECTORS

                  SECTION 1.  MANAGEMENT.  The Board of Directors
shall have full power and authority to manage and control the affairs and business of this corporation.

                  SECTION 2. CHAIRMAN OF THE BOARD. At each annual meeting, directors shall choose from among its members a Chairman of the board who shall conduct the affairs of the Board of Directors and shall preside at all meetings of the Shareholders and Board of Directors.

                  SECTION 3. ISSUANCE OF SHARES. The Board of Directors are authorized and directed to issue shares of the corporation to the full amount authorized by the Articles of Incorporation in such amounts and at such times as may be determined by the board and as may be permitted by law.

                  SECTION 4. TRANSFER OF SHARES. Transfer of shares shall be made on the books of the corporation only by the person named in the certificate, or by attorney, lawfully constituted in writing, and upon surrender of the certificate thereof properly endorsed.

                  SECTION 5. CLOSING OF BOOKS. The Board of Directors may fix a time not exceeding (60) days preceding the date of any meeting of the Shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against transfer of shares during the whole or any part of such period.

                  SECTION 6. OTHER POWERS. In addition to the powers and authorities conferred upon them by these By-Laws, the Board of Directors shall have the power to do all lawful acts necessary and expedient to the conduct of the business of this corporation, that are not conferred upon the shareholders, by these By-Laws, or by the Articles of Incorporation, or by Statutes.

                                   ARTICLE V.
                                    OFFICERS

                  SECTION 1.  BOARD OF DIRECTORS.  The Board of
Directors at its first meeting after each annual meeting of

AMENDED BY-LAWS
PAGE 5

Shareholders shall elect a President, one or more Vice- Presidents, a Secretary and Treasurer, none of whom need be a member of the board. Any two offices, except that of President and Vice-President, may be held by the same person.

                  SECTION 2. OTHER OFFICERS. The board may appoint such other officers and agents as it shall deem necessary, from time to time, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

                  SECTION 3. TERMS OF OFFICE. The officers of the corporation shall hold office for one year or until their successors are chosen and qualify in their stead, notwithstanding an earlier termination of their office as directors. Any officer elected or appointed by the Board of Directors may be removed by the affirmative of a majority of the whole Board of Directors.

                  SECTION 4. PRESIDENT. (a) The President shall be the chief executive officer of the corporation; he shall have general active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect. (b) He shall execute all bonds, mortgages, and other contracts. (c) He shall be ex-officio a member of all standing committees, and shall have the general powers and duties of supervision and management usually vested in the office of the President of a corporation.

                  SECTION 5. VICE-PRESIDENTS. One of the officers shall be designated First Vice-President, who in the absence or disability of the President shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe. All other Vice-Presidents shall perform such duties as the Board of Directors shall prescribe.

                  SECTION 6. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the Shareholders and record all votes and the minutes of all proceedings in a book kept for that purpose; and shall perform like duties for the standing committee when required. He shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall be sworn to the faithful discharge of his duty. He shall keep in safe

AMENDED BY-LAWS
PAGE 6

custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it.

                  SECTION 7. TREASURER. (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall deposit all monies and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. (b) He shall disburse the funds of the corporation as may be ordered by the board, taking the proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. (c) He shall give the corporation a bond if required by a majority of the Board of Directors, in such amount as they may determine, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

                  SECTION 8. VACANCIES. If the office of any director or any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office, although less than a quorum, by a majority vote, may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

                                   ARTICLE VI.
                      COMPENSATION OF DIRECTORS & OFFICERS

                  SECTION 1. COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services rendered as directors, as may be fixed by resolution of the Board of Directors itself, and it shall be lawful for the Board to allow to each director his expense for attendance at meetings of the Board. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                  SECTION 2. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be determined by the Board of Directors.

AMENDED BY-LAWS
PAGE 7

                  SECTION 3. INDEMNIFICATION OF DIRECTORS AND OFFICERS. Each director and officer of the corporation, whether or not then in office, shall be indemnified by the corporation against reasonable costs and expenses (including counsel fees) incurred by him in connection with any action, suit or proceedings to which he may be a party by reason of his being or having been a director or officer of the corporation, except in relation to matters as to which he shall finally be adjudged in such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer; and the foregoing right of indemnification shall not be exclusive of other rights to which he shall be entitled as a matter of law.

                                  ARTICLE VII.
                             CERTIFICATES OF SHARES

                  SECTION 1. CERTIFICATES OF SHARES. Certificates of shares of the corporation shall be in a form approved by the directors to comply with the statutes and shall be registered in the books of the corporation as they are issued. They shall exhibit the holder's name, number of shares, and shall be signed by the President and Secretary.

                  SECTION 2. LOST CERTIFICATES. Any shareholder claiming a certificate of shares to be lost or destroyed shall make an affidavit or affirmation of the fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the board, in at least double the value of the shares represented by said certificate, whereupon a new certificate may be issued of the same tenure and for the same number of share as the one alleged to have been lost or destroyed.

                                  ARTICLE VII.
                                    DIVIDENDS

                  SECTION 1. DECLARATION. The Board of Directors shall have authority to declare dividends upon the shares of the corporation to the extent permitted by law.

                  SECTION 2. RECORD DATE. The Board of Directors may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as a record date for the determination of the shareholders entitled to receive payment of any such dividend, and in such case, only shareholders of record on that date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of any shares on the books of the corporation

AMENDED BY-LAWS
PAGE 8

after any record date so fixed. The Board of Directors may close the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.

                                  ARTICLE VIII.
                                   FISCAL YEAR

                  SECTION 1. FISCAL YEAR. The fiscal year of this corporation shall terminate on June 30th of each year.

                                   ARTICLE IX.
                                   AMENDMENTS

                  SECTION 1. AMENDMENTS TO BY-LAWS. These By-Laws may be amended or altered by the vote of a majority of the whole Board of Directors at any meeting provided that notice of such proposed amendments shall have been given in the notice to the directors of such meeting. Such authority in the Board of Directors is subject to the powers of the Shareholders to change or repeal such By-Laws by a majority vote of the shareholders present and represented at any annual meeting or at any special meeting called for that purpose, and the Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, or terms of office.

                  This is to certify that the foregoing By-Laws are the duly adopted By-Laws of this corporation.

American Guidance Service, Inc.

By
    ---------------------------------------
     Mark J. Berman
its  Secretary/Treasurer
    ---------------------------------------

Date     JANUARY 30, 1995
    ---------------------------------------